                                                               Exhibit 11.1
                            EATERIES, INC. AND SUBSIDIARY
                     COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                            1995 QUARTER ENDED
                                                 -----------------------------------------
                                                 March 31      June 30       September 30,
                                                 --------      -------       -------------
Shares for net income (loss) per share
  computation:
   Weighted average shares:
     Common shares outstanding from beginning
       of period............................      3,680,768     3,723,684     3,732,684
     Common shares issued upon exercise
       of stock options.....................         14,830         3,000          -
     Treasury shares acquired...............           (682)         -             -
                                                 ----------    ----------    ----------
                                                  3,694,916     3,726,684     3,732,684
   Common stock equivalents (unless
     anti-dilutive):
     Shares issuable upon exercise of options
       (dilutive)............................       394,813          -             -
     Assumed repurchase of outstanding shares
      up to 20% limitation (based on average
      market price for the quarter)..........      (181,138)         -             -
                                                 ----------    ----------    ----------
                                                    213,675          -             -
                                                 ----------    ----------    ----------
                     Total shares............     3,908,591     3,726,684     3,732,684
                                                 ----------    ----------    ----------
                                                 ----------    ----------    ----------


Net income (loss)............................    $   25,207    $  (45,071)   $ (642,483
                                                 ----------    ----------    ----------
                                                 ----------    ----------    ----------)

Net income (loss) per share..................         $0.01        $(0.01)       $(0.17)
                                                      -----        ------        ------
                                                      -----        ------        ------


                                                            Nine months ended
                                                            September 30, 1995
                                                            -------------------

Net income (loss) (sum of three quarters
  above).....................................                  $ (662,347)
                                                               ----------
                                                               ----------
Weighted average number of common and common
   equivalent shares (average of three
   quarters above)...........................                   3,789,320
                                                               ----------
                                                               ----------
Net loss per share...........................                      $(0.17)
                                                               ----------
                                                               ----------

                                                           Exhibit 11.1

                             EATERIES, INC. AND SUBSIDIARY
                       COMPUTATION OF NET INCOME PER SHARE

                                                           1994 QUARTER ENDED
                                                 ----------------------------------------
                                                  March 31     June 30      September 30,
                                                 ----------   ----------    -------------
Shares for net income per share computation:
   Weighted average shares:
     Common shares outstanding from beginning
       of period.............................     3,608,001    3,627,192     3,628,872
     Common shares issued upon exercise
       of stock options......................        11,301         -           32,326
     Treasury shares acquired                          -            -           (4,747)
                                                 ----------   ----------    -----------
                                                  3,619,302    3,627,192     3,656,451


   Common stock equivalents:
     Shares issuable upon exercise of options
       (dilutive)............................       380,239      418,528       336,875
     Assumed repurchase of outstanding shares
        up to 20% limitation (based on average
        market price for the quarter)........       (41,305)    (104,658)      (59,567)
                                                 ----------   ----------    ----------
                                                    338,934      313,870       277,308
                                                 ----------   ----------    ----------
                        Total shares.........     3,958,236    3,941,062     3,933,759
                                                 ----------   ----------    ----------
                                                 ----------   ----------    ----------

Net income...................................    $   77,911   $   26,635    $  105,906
                                                 ----------   ----------    ----------
                                                 ----------   ----------    ----------

Net income per share.........................         $0.02        $0.01         $0.03
                                                      -----        -----         -----
                                                      -----        -----         -----


                                                         Nine Months ended
                                                         September 30, 1994
                                                         ------------------

Net income (sum of three quarters above).....                 $  210,452
                                                              ----------
                                                              ----------
Weighted average number of common and common
    equivalent shares (average of three
    quarters above)..........................                  3,944,352
                                                              ----------
                                                              ----------

Net income per share.........................                      $0.05
                                                              ----------
                                                              ----------





                                       -2-